Exhibit 32.2

                        SECTION 906 CERTIFICATION OF CFO

         In connection with the Quarterly Report on Form 10-QSB of IJJ Corporation (the "Company") for the period ending January 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kevin L. Miller, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, adopted as pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



                                                         By: /s/ Kevin L. Miller
                                                         -----------------------
                                                         Kevin L. Miller
                                                         Chief Financial Officer
                                                         March 22, 2004



A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting, the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to IJJ Corporation, Inc. and will be retained by IJJ Corporation and furnished to the Securities and Exchange Commission or its staff upon request.